AMENDMENT
                                      TO
                             AMENDED AND RESTATED
                            DEBT EXCHANGE AGREEMENT

          AMENDMENT, dated as of October ___, 1995, between the person or entity whose name is set forth on the Signature Page hereto (the "Holder") and The Alpine Group, Inc., a Delaware corporation with offices at 1790 Broadway, New York, New York 10019 ("Alpine").

                                   RECITALS

          The Holder and Alpine are parties to an Amended and Restated Debt Exchange Agreement, dated as of October 11, 1994 (as amended to date, the "Agreement"). In connection with the transactions contemplated by the Agreement, the Holder received, and is currently the legal and beneficial owner of, the respective numbers of shares of Alpine 8% Preferred Stock and PolyVision Common Stock set forth in Exhibit A hereto.

          Pursuant to Section 1.06 of the Agreement, the Holder is entitled to receive certain Reset Consideration from Alpine. The parties wish to provide for the payment and settlement of all of Alpine's obligations with respect to the Reset Consideration. Accordingly, the Holder and Alpine wish to amend the Agreement as provided herein.

          THEREFORE, in consideration of the mutual agreements herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


          1. Definitions. Terms defined in the Agreement and used but not otherwise defined herein shall have the meanings given to them in the Agreement.

          2.     Exchange.

               a. In full consideration and satisfaction of Alpine's obligations with respect to the Reset Consideration, pursuant to Section 1.06 of the Agreement or otherwise, Alpine shall transfer and deliver to the Holder the number of shares of Alpine Common Stock and PolyVision Common Stock set forth on Exhibit A, and the Holder shall transfer and deliver to Alpine the number of shares of Alpine 8% Preferred Stock set forth on Exhibit A. The transfers and deliveries contemplated by this Amendment shall take place simultaneously with the execution of this Amendment.

               ab.     Neither certificates nor scrip for
fractional shares of Alpine Common Stock or PolyVision Common Stock will be issued in connection with the transaction contemplated hereby, but in lieu thereof the Holder otherwise entitled to a fraction of a share of Alpine Common Stock or PolyVision Common Stock as set forth on Exhibit A shall be paid in cash an amount equal to such fraction multiplied by (1) $5.75 (in the case of a fractional share of Alpine Common Stock) or (2) $3.5625 (in the case of a fractional share of PolyVision Common Stock), in each case rounded upward or downward to the nearest whole cent.

          2. Registration. Alpine confirms that it will effect a registration under the Securities Act of the Alpine Common Stock transferred and delivered hereunder in accordance with the provisions of Section 5.02 of the Agreement and that the provisions of Section 5.01 of the Agreement (relating to registration of the PolyVision Common Stock) apply to the PolyVision Common Stock transferred hereunder. The Holder acknowledges and agrees that Alpine will not be required to effect, and no registration will be effected, with respect to the Alpine 8% Preferred Stock.

          3.     Representations.

               a. The Holder represents to Alpine that the Holder is the legal and beneficial owner of the respective numbers of shares of Alpine 8% Preferred Stock and PolyVision Common Stock set forth on Exhibit A. The Holder repeats and reaffirms each of the representations and warranties set forth in Sections 2.01 and 2.02 of the Agreement, modified to apply to the Alpine 8% Preferred Stock being transferred and delivered by it hereunder and to the PolyVision Common Stock owned by it.

               b. The Holder repeats and reaffirms each of the representations and warranties set forth in Sections 2.03 through 2.05 of the Agreement, modified to apply to the Alpine
Common Stock and PolyVision Common Stock being acquired hereunder.

               c. Alpine repeats and reaffirms each of the representations and warranties set forth in Sections 3.01 through
3.05 of the Agreement, modified to apply to the Alpine 8%
Preferred Stock being acquired hereunder.

          5. Other. All other terms and conditions of the Agreement shall remain in full force and effect without modification.

                          [SIGNATURE PAGE FOLLOWS]

          This Amendment has been duly executed on the date hereinabove set forth.


     THE ALPINE GROUP, INC.


     By
               Name:
               Title:


     The Holder:

REFERENCE IS MADE TO THE COUNTERPART HOLDER'S SIGNATURE PAGE,
EXECUTED BY THE HOLDER AND MADE A PART HEREOF

                                           AMENDMENT
                                               TO
                                       AMENDED AND RESTATED
                                      DEBT EXCHANGE AGREEMENT


                                     COUNTERPART SIGNATURE PAGE





Name of Holder:


                         By:     ______________________________
                                   (signature)

                         Name:______________________________

                         Title:_____________________________